UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 29, 2014

Respect Your Universe, Inc.
(Exact name of registrant as specified in its charter)

NEVADA	000-54885	20-0641026
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

817 North Russell Street, Portland, Oregon		97227
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (888) 445-6183

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.            Entry into a Material Definitive Agreement.

On January 29, 2014, Respect Your Universe, Inc. (the “Company”) entered into subscription agreements (each, a “Subscription Agreement”) pursuant to which the Company agreed to sell 13,346,830 units (each, a “Unit”) at a price of US$0.10 per Unit for gross proceeds of US$1,334,683.07 (the “Financing”). Each Unit consists of one share of the Company’s common stock (a “Share”) and one warrant (a “Warrant”), which entitles the holder to purchase one additional Share at a price of US$0.25 per Share for a period of three years. The Company closed the Financing and issued the Units on February 3, 2014.

RYU paid a finder’s fee of US$115,650 to one finder in connection with the Financing.

The Company agreed in the Subscription Agreement to use its commercially reasonable efforts to file a registration statement (the “Registration Statement”), ninety days after the closing of the sale of Units to register all or such portion of the Shares and Shares issuable upon exercise of the Warrants permitted by SEC Guidance for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act.

The foregoing descriptions of the Subscription Agreement and the Warrant do not purport to be complete and are qualified in their entirety by reference to such agreements, which are attached hereto as Exhibits 10.1 and 10.2 respectively, and are incorporated by reference herein.

Item 3.02.            Unregistered Sale of Equity Securities.

The information provided under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The Units were issued in reliance on the exemptions from registration provided by Section 4(a)(2) of the Securities Act, Regulation D of the Securities Act and Regulation S of the Securities Act in each case based on representations made by each purchaser of Units. This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall such securities be offered or sold in any state where such offer, solicitation, or sale would be unlawful.

Item 5.02.            Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2014, the Company’s Board of Directors elected Martino Ciambrelli to the Board of Directors to fill a vacancy. Mr. Ciambrelli’s appointment was a condition of the closing of the Financing by Naturo Group Investments Inc., which represented certain investors in the Financing. Mr. Ciambrelli is the President and a director of Naturo Group Investments Inc.

Biography

Mr. Ciambrelli has over 25 years’ experience in sales development and management of consumer brands with a focus on the food and beverage industry. Since March 2013, he has been President of Naturo Group Investments Inc., a private investment firm with investments focused on innovative wellness companies. From July 2011 to February 2013, he was Director of Business Development, Pacific at AirSprint Inc., a company that specializes in private aviation solutions. From March 2001 to July 2011, he was Regional Manager Western Canada at Johnvince Foods, which owns the rights to the “Mr. Peanut” brand in Canada.

Certain Related Transactions and Relationships

Other than as disclosed in this Current Report on Form 8-K, the Company has not been party to any transaction with Mr. Ciambrelli since the beginning of its last fiscal year, or any currently proposed transaction with Mr. Ciambrelli in which the Company was or will be a participant and where the amount involved exceeds $120,000, and in which Mr. Ciambrelli had or will have a direct or indirect material interest.

Compensation

The Company anticipates that Mr. Ciambrelli will be compensated by the grant of options on the same terms as the other directors of the Company.

Item 9.01.            Financial Statements and Exhibits

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Warrant

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 6, 2014
RESPECT YOUR UNIVERSE, INC.

	By:	/s/ Jim Nowodworski
Jim Nowodworski
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Subscription Agreement
10.2	Form of Warrant